Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Alpha and Omega Semiconductor Limited
Sunnyvale, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3/A (No. 333-214666) and Form S-8 (No.333-166403, 333-172173, 333-180126, 333-186480, 333-190935, 333-207987, and 333-228297) of Alpha and Omega Semiconductor Limited of our reports dated August 30, 2021, relating to the consolidated financial statements and schedules and the effectiveness of Alpha and Omega Semiconductor Limited’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
San Jose, California
August 30, 2021